EXHIBIT 99.1

STOCK PURCHASE AND SALE AGREEMENT

dated as of May 24, 2022

by and among

Cougar Express, Inc., a New York corporation

and

Joan Ton, the sole stockholder of JFK Cartage, Inc., a New York corporation and

JFK Cartage, Inc., a New York corporation

STOCK PURCHASE AND SALE AGREEMENT

This Stock Purchase and Sale Agreement (this “Agreement”), dated as of May 24, 2022 (the “Agreement Date”), is by and among Cougar Express, Inc., a New York corporation (“CE” or the “Buyer”), a wholly owned subsidiary of Transportation and Logistics Systems, Inc., a Nevada corporation (“TLSS”) and Joan Ton (the “Shareholder,” who is the sole shareholder of JFK Cartage, Inc., a New York corporation (the “Company”)) and the Company. Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties.” Certain capitalized terms are defined in Article X.

RECITALS

A.	The sole Shareholder, Joan Ton, a resident of the State of New York, owns one hundred (100%) percent of all the issued and outstanding shares of capital stock of the Company (the “Shares”). The Company and the Shareholder desire to sell to Buyer, and Buyer desires to purchase from the Shareholder, one hundred percent (100%) of the Shares, on terms and subject to the conditions of this Agreement.

B.	Upon Closing, the Company is to be wholly-owned by the Buyer and shall continue operating as JFK Cartage, Inc., a New York corporation.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE A

AGREEMENT SUMMARY

The following is a summary of some of the basic terms of this Agreement, which are elaborated upon in the balance of this Agreement. This Article A is provided for the convenience of the Parties hereto, and if a conflict occurs between the provisions of this Article A and any other provisions of this Agreement, the other terms, conditions and provisions of this Agreement shall govern.

Agreement Date:	May 24, 2022

Schedule Delivery Date:	Ten (10) Business Days after the Agreement Date

Due Diligence Expiration Date:	Thirty (30) days after the Schedule Delivery Date

Closing Date:	Sixty (60) days after the Agreement Date

Deposit:	Twenty Thousand ($20,000) Dollars

Purchase Price:	One Million Seven Hundred Thousand ($1,700,000) Dollars, subject to adjustment as set forth in Section 1.3(a)

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Composition of the Purchase Price:	(i)	$20,000 in the amount of the Deposit;

	(ii)	$480,000 in the form of cash, by wire transfer, less amounts required to be placed in escrow for unforgiven PPP Loans;

	(iii)	$700,000 in the form of a secured Note provided by the Company (as the Company will be a wholly-owned subsidiary of the Buyer), which principal amount shall be subject to adjustment as provided for in the last paragraph of Section 1.3(a), which Note shall be payable as follows, provided there is no adjustment in the principal balance of the Note, nor prepayment:

(a)	$233,333.33 payable 365 days after the Closing Date, plus interest at five (5%) percent per annum in the amount of $35,000;

(b)	$233,333.33 payable 730 days after the Closing Date, plus interest at five (5%) percent per annum in the amount of $23,333.33; and

(c)	$233,333.34 payable 1,095 days after the Closing Date, plus interest at five (5%) percent per annum in the amount of $11,666.67; and

(iv)	$500,000 in the form of Assumed SBA Loan, subject to adjustment as provided for in the last paragraph of Section 1.3(a)

ARTICLE I

PURCHASE AND SALE OF SHARES

SECTION 1.1 PURCHASE AND SALE.

Subject to the terms and conditions of this Agreement, at Closing, the Shareholder shall sell, assign, transfer and convey to the Buyer all of his rights, title and interest in and to the Shares, free and clear of any liens, encumbrances and claims of every kind.

SECTION 1.2. CLOSING.

Subject to the terms and conditions of this Agreement, the consummation of the Transaction (the “Closing”) shall be on or before sixty (60) days after the Agreement Date, provided that all conditions set forth in Sections 5.1 and 5.3 shall have been satisfied or waived by the Party or Parties entitled to the benefits thereof of such conditions, or at such other place, time and date as shall be agreed in writing between the Company and the Buyer. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. Notwithstanding the foregoing, the Buyer shall have the one time right to extend the Closing Date for period of thirty (30) days provided Buyer provides the Company and the Shareholder at least five (5) days prior written notice of such extension. The Buyer’s counsel, RA Feingold Law & Consulting, P.A., shall act as closing agent (the “Closing Agent”) and shall also serve as escrow agent (the “Escrow Agent”) with respect to the “Deposit” (as hereinafter defined). The Closing may be conducted through the office of the Closing Agent by overnight mail and/or electronic means.

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SECTION 1.3. CONSIDERATION.

(a)	The consideration to be paid by the Buyer to the Shareholder for all of the Shares of the Company shall equal One Million Seven Hundred Thousand (US $1,700,000) Dollars (the “Purchase Price”), which shall be payable at the Closing as follows:

(i)	Twenty Thousand (US $20,000) Dollars, representing the deposit (the “Deposit”), shall be paid by wire in immediately available funds to the Escrow Agent no later than one Business Day after the “Schedule Delivery Date” (as hereinafter defined), and such Deposit shall be credit to the cash portion of the Purchase Price at Closing, and released from escrow by Escrow Agent in connection with the Closing.

(ii)	Buyer will deliver to Shareholder Four Hundred and Eighty Thousand (US $480,000) Dollars by wire in immediately available funds, less the amounts required to be placed in escrow for unforgiven “PPP Loans” (as hereinafter defined), if any. To the extent there are unforgiven PPP Loans as of the Closing Date, the Buyer shall deposit the amount of the unforgiven PPP Loan balance, pursuant to the US Small Business Administration (“SBA”) Procedural Notice 5000-20057, in an interest-bearing escrow account controlled by the lender servicing said PPP Loans. In the event all or a portion of the PPP Loans for which such amounts being held in escrow, are forgiven, then the amounts being held in escrow shall be disbursed to the Shareholder.

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(iii)	Buyer, through the Company (as the Company will be a wholly-owned subsidiary of the Buyer) will deliver to Shareholder an secured promissory note in the principal amount of Seven Hundred Thousand (US $700,000) Dollars, which principal amount shall be subject to the last paragraph of this Section 1.3(a) (the “Note”), which form shall be agreed to prior to the expiration of the “Due Diligence Period” (as hereinafter defined). The term of the Note shall be thirty-six (36) months (the “Term”) and interest shall accrue thereon at a fixed rate of five (5%) percent per annum. No payments of principal or interest shall be due during the first twelve (12) months of the Term of the Note, with interest accruing during such twelve (12) month period and one-third of principal amount of the Note and all interest accrued thereon shall be payable on the last day of the first twelve (12) months of the Term. Furthermore, no payments of principal or interest shall be due during the second twelve (12) months of the Term of the Note, with interest accruing during such twelve (12) month period and one-third of principal amount of the Note and all interest accrued thereon shall be payable on the last day of the twenty-fourth (24th) month of the Term. And, no payments of principal or interest shall be due during the third twelve (12) months of the Term of the Note, with interest accruing during such twelve (12) month period and remaining principal balance of the Note and all interest accrued thereon shall be payable on the last day of the Term. The Note may be prepaid at any time, in whole or in part, without premium or penalty. The repayment of the Note shall be secured solely by the assets of the Company, and the Shareholder shall be provided a security interest in such assets of the Company, subordinate to the “Assumed SBA Loan” (as hereinafter defined), but solely to the extent the granting of such security interest shall not be deemed an event of default under the Assumed SBA Loan. Solely in the event the Buyer shall not be permitted to grant a security interest in the assets of the Company, as such would be deemed an event of default under the Assumed SBA Loan, then the Buyer shall agree to provide a corporate guaranty of the Note as security for the repayment of the Note. The Note shall provide that in the event of a default under the Note, after the expiration of all applicable notice, cure and grace periods, which shall include a payment default, as well as if the Company or Buyer shall make an assignment for the benefit of creditors, file a petition in bankruptcy, apply to or petition any tribunal for the appointment of a custodian, receiver, intervenor or trustee for any of them or a substantial part of their respective assets, and which remains undismissed for ninety (90) days or more or in which an order for relief is entered, or if any of them shall suffer any such appointment of a custodian, receiver, intervenor or trustee to continue undischarged for ninety (90) days or more, the “Non-Compete Parties” (as hereinafter defined) shall be released from the provision of Section 8.1(a) and (b) with respect to the limitations placed on the Non-Compete Parties right to engage in a Competing Business to the business of the Company, as well as limitations regarding the solicitation of customers, suppliers and employees.

(iv)	Buyer, through the Company (as the Company will be a wholly-owned subsidiary of the Buyer) shall assume the debt of the Company due to the SBA in connection with Loan # 3245537209 in the original principal amount of Five Hundred Thousand (US $500,000) Dollars (the “Assumed SBA Loan”).

In the event the balance of the Assumed SBA Loan is less than $500,000, then the principal amount of the Note shall be increased by the difference between $500,000 and the actual amount of the Assumed SBA Loan. Furthermore, in the event the Buyer, through the Company (as the Company will be a wholly-owned subsidiary of the Buyer), assumes any other debt of the Company, the principal amount of the Note shall be reduced by the amount of such debt (other than the Assumed SBA Loan). Buyer shall have the right to not have the Company assume, and to specifically exclude from the transaction contemplated hereby, any debt of the Company that Buyer so identifies in writing (other than the Assumed SBA Loan), prior to the expiration of the “Due Diligence Period” (as hereinafter defined). In addition, any accounts receivable being purchased by the Buyer and that are deemed uncollectible as determined in writing by Buyer and the Company and the Shareholder prior to the expiration of the Due Diligence Period, such uncollectible amounts shall be deducted from the principal amount of the Note.

(b)	The Shareholder shall deliver the certificate or certificates representing its ownership of all of Shares in the Company duly endorsed and, or through separate written instrument, assigned to the Buyer.

SECTION 1.4. INTENTIONALLY OMItTED.

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Section 1.5 Due Diligence Period.

The Parties hereto acknowledge that Buyer, as of the Agreement Date, has not yet had an opportunity to fully review, examine, and evaluate all aspects of the Company and its business, as among other things, the schedules to this Agreement have not been completed and attached to this Agreement (the “Schedules”). The Company and the Shareholder hereby agree to provide the completed Schedules to the Buyer no later than ten (10) Business Days after the Agreement Date (the “Schedule Delivery Date”). In connection with the delivery of the completed Schedules, the Company and Shareholder shall certify that the representations and warranties provided in connection with such Schedules are true and correct as of the Schedule Delivery Date. In the event the Company and Shareholder do not deliver the completed and certified Schedules to the Buyer by the Scheduled Delivery Date, then Buyer shall have the right to terminate this Agreement at any time prior to the delivery of the completed and certified Schedules to the Buyer. The Company and Shareholder hereby agree that Buyer and its representatives shall have the right to conduct reasonable due diligence review of the Company as limited below, including, but not limited to have the Company’s assets appraised by a third party and to have the financials of the Company reviewed and audited, and if, on or prior to 6:00 p.m., ET, on the date that is thirty (30) days after the Schedule Delivery Date (the “Due Diligence Expiration Date”). The due diligence review will not include individualized or line-item information, trade secrets, business plans, un-redacted customer contracts, and/or direct access to any supplier(s), vendor(s), employee(s), or customer(s) information (“Due Diligence Limitations”) until after the Due Diligence Expiration Date or the contingency herein has been waived. For clarification, the Seller shall make available redacted customer contracts so that Buyer may verify, among other things, the payment terms, the termination provisions, the term of such contracts and the assignability provisions thereof. In the event that the Buyer wishes access beyond the Due Diligence Limitations prior to the Due Diligence Expiration Date, the waiver of the due diligence contingency herein, or the Buyer’s waiver of right not to cancel the transaction under the loan contingency, then the Company and Buyer will negotiate in good faith an appropriate restrictive covenant agreement containing standard non-disclosure, non-solicitation and non-compete provisions (“Due Diligence RC”).

If Buyer determines, in its sole and absolute discretion, that the Company and its assets and business is unsatisfactory to Buyer, Buyer shall have the right to give notice to the Shareholder and the Company electing to terminate this Agreement, provided such notice is delivered no later than 6:00 p.m., ET, on the Due Diligence Expiration Date, and in such event the Escrow Agent shall return the Deposit to the Buyer and the Parties shall be released of all obligations, each to the other hereunder, other than those obligations specifically stated herein to the survive termination.

In the event Buyer terminates this Agreement pursuant to this Section 1.5, the Buyer agrees to promptly return all original Company’s due diligence materials provided to the Buyer (the “Due Diligence Materials”), and destroy all other Due Diligence Materials in the Buyer’s possession, including all copies thereof, and upon request by the Company provide written confirmation certifying thereto. In the event Buyer does not elect, in writing, to terminate this Agreement pursuant to this Section 1.5 on or before 6:00 p.m., ET, on the Due Diligence Expiration Date, then the condition set forth herein shall be deemed satisfied and the remainder of this Agreement shall remain in full force and effect according to its terms.

Section 1.6 escrow agent.

The Parties hereby authorize the Escrow Agent and Closing Agent (collectively, the “Agent”) to receive, deposit and hold funds, including, but not limited to the Deposit, and other property in escrow and, subject to collection, disburse them in accordance with the terms of this Agreement. The Parties agree that the Agent will not be liable to any person for misdelivery of escrowed items to the Parties hereto, unless the misdelivery is due to Agent’s willful breach of this Agreement or gross negligence. If Agent has doubt as to Agent’s duties or obligations under this Agreement, Agent may, at Agent’s option, (a) hold the escrowed items until the parties mutually agree to its disbursement or until a court of competent jurisdiction or arbitrator determines the rights of the Parties, or (b) deposit the escrowed items with the clerk of the court having jurisdiction over the matter and file an action in interpleader. Upon notifying the parties of such action, Agent will be released from all liability except for the duty to account for items previously delivered out of escrow.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants that:

SECTION 2.1. DUE ORGANIZATION.

The Buyer is a corporation duly organized, and is validly existing and in good standing under the laws of the States of New York and is duly authorized and qualified under all applicable laws, regulations, and ordinances of public authorities to carry on its business in the places and in the manner now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on Buyer’s business.

SECTION 2.2. AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.

The Buyer has the full legal right, power and authority to enter into this Agreement and all other agreements required to be entered into and to consummate the Transaction contemplated hereby (the “Transaction Documents”). The execution, delivery and performance of this Agreement has been approved by the board of directors of the Buyer, and as may be required, approved by the sole shareholder of the Buyer, TLSS and as may be required TLSS’s shareholders. No additional corporate proceedings on the part of the Buyer or TLSS are necessary to authorize the execution and delivery of this Agreement and the consummation by the Buyer and TLSS of the Transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer, and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding agreement of the Buyer, and the Company, enforceable against the Buyer, in accordance with its terms. Except as provided in Schedule 2.2, the execution and delivery of this Agreement by the Buyer does not, and the consummation by the Buyer of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Buyer or any of its subsidiaries under any of the terms, conditions or provisions of (i) the Articles of Incorporation or By-Laws of the Buyer, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Buyer or any of its properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Buyer is now a party or by which the Buyer or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Material Adverse Effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Buyer (the “Buyer Material Adverse Effect”). No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Buyer Material Adverse Effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Buyer.

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SECTION 2.3. INTENTIONALLY OMITTED.

SECTION 2.4. INTENTIONALLY OMITTED.

SECTION 2.5 INSOLVENCY.

Except as set forth in Schedule 2.5, there is no action pending or, to the actual knowledge of Buyer, threatened against Buyer and no circumstance exists that could reasonably (i) prevent the Buyer from complying with its financial obligations to the Shareholder hereunder, or (ii) lead to a voluntary or involuntary petition in bankruptcy, receivership, insolvency or reorganization with respect to Buyer, or petition to appoint a receiver or trustee of Buyer’s property to be filed by or against Buyer.

SECTION 2.6 PRIOR TO CLOSING.

Buyer shall provide written notice to Shareholder if Buyer obtains knowledge that any of Buyer’s representations and warranties are not true and correct.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SHAREHOLDER

As a material inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Shareholder, severally and jointly, hereby represent and warrant to Buyer, as of the Agreement Date, as of the Schedule Delivery Date, as to the items to be disclosed on the Schedules, and as of the Closing Date, as follows:

SECTION 3.1. DUE ORGANIZATION.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances, orders of public authorities and its articles of incorporation and bylaws, as well as under any of its other “Charter Documents” (as hereinafter defined) to carry on its businesses in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company. Schedule 3.1 contains a list of all jurisdictions in which the Company is authorized or qualified to do business. True, complete and correct copies of the Charter Documents, including, but not limited to the articles of incorporation of the Company, and all amendments, as well as the bylaws of the Company, and all amendments, are attached hereto as Schedule 3.1. The shareholder records and minute books of the Company that have been made available to the Buyer are true, correct, accurate and complete.

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SECTION 3.2. AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.

(a)	The Company and the Shareholder have the full legal right, power and authority to enter into this Agreement and all other agreements required to be entered into and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement has been approved by the Shareholder of the Company. No additional corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation by the Company and the Buyer of the Transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and, the due authorization, execution and delivery by the Company and the Shareholder, constitutes a valid and binding agreement of the Company and the Shareholder, enforceable against the Company and the Shareholder in accordance with its terms. The execution and delivery of this Agreement by the Company and the Shareholder does not, and the consummation by the Company and the Shareholder of the Transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company, the Shareholder or any of the Company’s subsidiaries under any of the terms, conditions or provisions of (i) the articles of incorporation, the bylaws or any other Charter Documents of the Company, including any amendments thereto, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company is now a party or by which the Company or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Material Adverse Effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company (the “Company Material Adverse Effect”).

(b)	No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the Shareholder or the consummation by the Company or the Shareholder of the Transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Company Material Adverse Effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company.

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SECTION 3.3. CAPITALIZATION.

The authorized Shares of capital stock of the Company consists solely of one thousand (1,000) shares of common stock, of which all Shares are issued and outstanding. All of the issued and outstanding Shares of the Company common stock are owned beneficially and of record by the Shareholder as set forth on Schedule 3.3. All of the issued and outstanding Shares have been duly authorized and validly issued, are fully paid and non-assessable, and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of shares. None of such Shares were issued in violation of the preemptive rights of any past or present Shareholder. The exchange of the Purchase Price for the Shares pursuant to this Agreement will transfer to the Buyer valid title in the Shares owned by the Shareholder, free and clear of all liens, encumbrances and claims of every kind. Except as set forth on Schedule 3.3 no subscription, option, warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates the Company to issue any of its Shares or the Shareholder to transfer any of the Shares.

SECTION 3.4. SUBSIDIARIES.

Other than the entities disclosed in Schedule 3.4 the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

SECTION 3.5. FINANCIAL STATEMENTS.

The Shareholder has delivered to the Buyer complete and correct, in all material respects, copies of the following financial statements:

(a)	the unaudited balance sheets of the Company and Subsidiary and Affiliates, as of December 31, 2020 and 2021 and the related unaudited statements of operations, of Shareholder’s equity and of cash flows for each of the one-year periods ended December 31, 2020 and 2021, together with the related notes and schedules (such balance sheets, the related statements of operations, of Shareholder’s equity and of cash flows and the related notes and schedules are referred to herein as the “Year-end Financial Statements”); and

(b)	the unaudited balance sheet of the Company as of April 30, 2022 (the “Balance Sheet Date”) and the related statements of operations, of Shareholder’s equity and of cash flows for the one-month period ended as of the Balance Sheet Date, together with the related notes and schedules (such balance sheets, the related statements of operations, of Shareholder’s equity and of cash flows and the related notes and schedules are referred to herein as the “Interim Financial Statements”) and certified by the Company’s chief financial officer. The Interim Financial Statements shall be updated each calendar month during the period from the Agreement Date to the Closing Date, no later than the 10th day of each month. For example, the Interim Financial Statements shall be updated to June 30, 2022 by August 10, 2022. The Year-end Financial Statements and the Interim Financial Statements (collectively, the “Financial Statements”) are attached as Schedule 3.5 to this Agreement.

(c)	The Financial Statements have been prepared from the books and records of the Company on a basis consistent with preceding years and throughout the periods involved and present fairly, in all material respects, the financial position and results of operations of the Company as of the dates of such statements and for the periods covered thereby on a cash basis.

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SECTION 3.6. LIABILITIES AND OBLIGATIONS.

Schedule 3.6 sets forth an accurate list as of the Balance Sheet Date of (a) all liabilities of the Company, which are known are reflected in the Interim Balance Sheet and (b) any liabilities of any kind of the Company which are not reflected in the Interim Balance Sheet. Except as set forth on Schedule 3.6, since the Balance Sheet Date, to the Knowledge of the Company, the Company has not incurred any liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business which are not materially greater than the corresponding liabilities reflected in the Interim Balance Sheet. Schedule 3.6 contains a reasonable estimate by the Shareholder of the maximum amount which may be payable with respect to liabilities which are not fixed. For each such liability for which the amount is not fixed or is contested, the Company has provided, to the Knowledge of the Company, a summary description of the liability together with copies of all relevant documentation relating thereto, which summary is set forth on Schedule 3.6.

The Company has provided a true, correct and complete list of all PPP Loans and all “PPP Applications” (as hereinafter defined) (including applications for forgiveness of PPP Loans) associated therewith, if any. A true, correct and complete list of the PPP Loans and PPP Applications is attached as Schedule 3.6. All information provided and certifications made in connection with the PPP Applications (including applications for forgiveness of PPP Loans) was true, accurate and complete. Each PPP Application (including each application for forgiveness of a PPP Loan) satisfied the requirements of all law, rules and regulations applicable to the PPP Loans or such PPP Application. For these purposes (i) “PPP Loan” means any loan pursuant to the “Paycheck Protection Program” under the SBA’s 7(a) Loan Program added under Section 1102 of the Coronavirus Aid, Relief, and Economic Security Act, or any other loans, grants, stipends, or other similar programs available due to the COVID-19 pandemic that the Company sought relief under prior to the Closing Date and all regulations and guidance issued by any governmental authority with respect thereto, as in effect from time to time, and (ii) “PPP Application” means any application for a PPP Loan and any applications for forgiveness of PPP Loans.

SECTION 3.7. ACCOUNTS AND NOTES RECEIVABLE.

Schedule 3.7 sets forth an accurate, in all material respects, list of the accounts and notes receivable of the Company as of the Balance Sheet Date and generated subsequent to the Balance Sheet Date, including any such amounts which are not reflected in the Interim Balance Sheet (“Accounts Receivables”). Account Receivables from and advances to employees, the Shareholder and any entities or persons related to or affiliated with the Shareholder are separately identified on Schedule 3.7. Schedule 3.7 also sets forth an accurate, in all material respects, aging of all accounts and notes receivable as of the Balance Sheet Date, showing amounts due in 30-day aging categories. The trade and other accounts receivable of the Company which are classified as current assets on the Interim Balance Sheet are bona fide receivables, were acquired in the ordinary course of business, are stated in accordance with GAAP and, subject to the reserve for doubtful accounts, need not be written-off as uncollectible.

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SECTION 3.8. ASSETS.

Schedule 3.8 sets forth an accurate list of each item of real and personal property included in “property and equipment” on the balance sheet of the Company and all other tangible assets of the Company each with a value in excess of $25,000.00, (i) owned by the Company as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of leases for significant equipment and for all real property leased by the Company and descriptions of all real property on which buildings, warehouses, workshops, garages and other structures used in the operation of the business of the Company are situated. Schedule 3.8 indicates which assets are currently owned, or were formerly owned, by the Shareholder or Affiliates of the Company. Except as specifically identified on Schedule 3.8, all of the tangible assets, vehicles and other significant machinery and equipment of the Company listed on Schedule 3.8 are in good working order and condition, ordinary wear and tear excepted, and have been maintained in accordance with standard industry practices. All fixed assets used by the Company that are material to the operation of the Company’s business are either owned by the Company or leased under an agreement identified on Schedule 3.8. All leases set forth on Schedule 3.8 are in full force and effect and, to the Knowledge of the Company, constitute valid and binding agreements of the parties thereto in accordance with their respective terms. Schedule 3.8 contains true, complete and correct copies of all title reports and title insurance policies received or owned by the Company. Schedule 3.8 also includes a summary description of all plans or projects involving the opening of new operations, expansion of existing operations or the acquisition of any real property or existing business, to which management of the Company has devoted any significant effort or expenditure in the two-year period prior to the date of the Agreement, which if pursued by the Company would require additional expenditures of capital.

The Company has good title to the tangible and intangible personal property and the real property owned and used in its business, including the properties identified on Schedule 3.8, subject to no mortgage, pledge, lien, claim, conditional sales agreement, encumbrance or charge, except for liens reflected on Schedule 3.8, liens for current taxes not yet payable and assessments not in default, easements for utilities serving only the property, and easements, covenants and restrictions and other exceptions to title shown of record in the office of the County Clerks in which the properties, assets and leasehold estates are located, which do not adversely affect the Company’s use of the property.

SECTION 3.9. MATERIAL CUSTOMERS AND CONTRACTS.

Schedule 3.9 sets forth an accurate list of (i) all customers representing 5% or more of the Company’s revenues in any of the periods covered by the Financial Statements, and (ii) all material contracts, commitments and similar agreements to which the Company is currently a party or by which it or any of its properties is bound, including, but not limited to, contracts with customers, leases, loan agreements, pledge and security agreements, indemnity or guaranty agreements, bonds, notes, mortgages, joint venture or partnership agreements, options to purchase real or personal property, and agreements relating to the purchase or sale by the Company of assets or securities. Schedule 3.9 contains true, complete and correct copies of all such agreements. Except to the extent set forth on Schedule 3.9, (i) none of the Company’s material customers have canceled or substantially reduced or is currently attempting or, to the Knowledge of Company, threatening to cancel or substantially reduce its use of the Company’s services, (ii) the Company has complied with all material commitments and obligations pertaining to it under such agreements and is not in default under any such agreements, no notice of default has been received by the Company and the Shareholder is aware of no basis therefor and (iii) except as set forth on Schedule 3.9, the Transactions contemplated by this Agreement will not result in a default or an automatic termination of any contracts between the Company and customers. Except as set forth on Schedule 3.9, the Company is not now and has never been a party to any governmental contracts which by their terms are subject to price redetermination or renegotiation.

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SECTION 3.10. PERMITS.

Schedule 3.10 contains an accurate list, summary description and copies of all licenses, franchises, permits, and other governmental authorizations and intangible assets held by the Company that are material to the conduct of its business including, without limitation, permits, licenses and operating authorizations, titles (including motor vehicle titles and current registrations), franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by the Company. The licenses, operating authorizations, franchises, permits and other governmental authorizations listed on Schedule 3.10 are valid, and the Company has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, operating authorization, franchise, permit or other governmental authorization. The Company holds all licenses, operating authorizations, franchises, permits and other governmental authorizations the absence of any of which could have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company. The Company has conducted and, to the Knowledge of the Company, is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in its licenses, operating authorizations, franchises, permits and other governmental authorizations as well as the applicable orders, approvals and variances related thereto, and is not in violation of any of the foregoing except for any violations that would not have a Material Adverse Effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company. Except as specifically provided on Schedule 3.10, the Transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or, to the Knowledge of the Company, adversely affect the rights and benefits afforded to the Company by, any such material licenses, operating authorizations, franchises, permits and other government authorizations.

SECTION 3.11. ENVIRONMENTAL AND SAFETY LAWS.

The Company has complied with and is in material compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it or any of its properties, assets, operations and businesses relating to the protection of the environment (collectively, “Environmental Laws”) including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes, Hazardous Materials and Hazardous Substances (as such terms are defined in any applicable Environmental Law) except to the extent that noncompliance with any Environmental Laws, either singly or in the aggregate, does not and would not (i) have a Material Adverse Effect on the Company or any of its businesses or (ii) necessitate a material expenditure by or on behalf of the Company in excess of amounts already reserved for such purpose in the Company’s financial statements. The Company has obtained and complied with all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes, Hazardous Materials and Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Company where Hazardous Wastes, Hazardous Materials or Hazardous Substances have been treated, stored, disposed of or otherwise handled. Except as set forth on Schedule 3.11 hereto, there have been no “Releases” or, to the Knowledge of the Company, threats of “Releases” (as defined in any Environmental Laws) at, from, in or on any property owned or operated by the Company except as permitted by Environmental Laws. There is no on-site or off-site location to which the Company has transported or disposed of Hazardous Wastes, Hazardous Materials and Hazardous Substances or arranged for the transportation or disposal of Hazardous Wastes, Hazardous Materials and Hazardous Substances which is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any Environmental Claim against the Company or the Buyer for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) the Resource Conservation and Recovery Act, (iii) the Hazardous Materials Transportation Act or (iv) comparable state and local statutes and regulations. The Company has no contingent liability in connection with any Release of any Hazardous Waste, Hazardous Material or Hazardous Substance into the environment.

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SECTION 3.12. LABOR AND EMPLOYEE RELATIONS & INDEPENDENT CONTRACTORS

Except as set forth on Schedule 3.12, the Company is not bound by or subject to any arrangement with any labor union. No employees of the Company are represented by any labor union or covered by any collective bargaining agreement nor, to the Knowledge of the Company, is any campaign to establish such representation in progress. There is no pending or, to the Knowledge of the Company, threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past five years. The Company considers its relationship with its employees and its independent contractors to be good.

SECTION 3.13. INSURANCE.

Schedule 3.13 sets forth an accurate list as of the Balance Sheet Date of all insurance policies carried by the Company and of all insurance loss runs or workers compensation claims received for the past two (2) policy years. Also attached to Schedule 3.13 are true, complete and correct copies of all of the Company’s insurance policies currently in effect. None of such policies is a “claims made” policy. The insurance policies set forth on Schedule 3.13 provide coverage consistent with industry standards against the risks involved in the Company’s business. Such policies are currently in full force and effect.

SECTION 3.14. COMPENSATION; EMPLOYMENT AGREEMENTS AND INDEPENDENT CONTRACTOR AGREEMENTS.

Schedule 3.14 sets forth an accurate schedule of the sole Shareholder, members of the board of directors and officers and key employees of the Company, listing all employment agreements with such Shareholder, officers and employees and the rate of compensation (and the portions thereof attributable to salary, bonus, benefits and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. Attached to Schedule 3.14 are true, complete and correct copies of all such employment agreements and all other employment agreements and other similar agreements or arrangements containing “golden parachute” or other similar provisions. Schedule 3.14 sets forth an accurate list of all independent contractors with whom the Company currently has a working relationship or has had a working relationship since January 1, 2015. Attached to Schedule 3.14 are true, complete and correct copies of all such independent contractor agreements or a description of any independent contractor relationships which are not in writing.

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SECTION 3.15. EMPLOYEE BENEFIT PLANS.

Schedule 3.15 sets forth an accurate schedule of all employee benefit plans of the Company and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except for the employee benefit plans described on Schedule 3.15 (the “Employee Benefit Plans”), the Company does not sponsor, maintain or contribute to any plan, program, fund or arrangement that constitutes an “employee pension benefit plan,” nor does the Company have any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any “excess benefit plan” (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term “employee pension benefit plan” shall have the same meaning given that term in Section 3(2) of ERISA. The Company has not sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth on Schedule 3.15, nor is the Company required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement.

The Company is not now, nor will it become as a result of its past activities, liable to the Pension Benefit Guaranty Corporation or to any multi-employer employee pension benefit plan under the provisions of Title IV of ERISA. All Employee Benefit Plans listed on Schedule 3.15 are in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations. All accrued contribution obligations of the Company with respect to any plan listed on Schedule 3.15 have either been fulfilled in their entirety or are fully reflected on the balance sheet of the Company as of the Balance Sheet Date.

All plans listed on Schedule 3.15 that are intended to qualify (the “Qualified Plans”) under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 3.15 hereof. Except as disclosed on Schedule 3.15, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 3.15 hereof. Neither the Shareholder, nor any such plan listed on Schedule 3.15, nor the Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No such plan listed on Schedule 3.15 has incurred an “accumulated funding deficiency,” as defined in Section 412(a) of the Code and Section 302(1) of ERISA, and the Company has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation. There have been no terminations, partial terminations or discontinuances of contributions to any such Qualified Plan without notice to and approval by the Internal Revenue Service; no plan listed on Schedule 3.15 subject to the provisions of Title IV of ERISA has been terminated; there have been no “reportable events” (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan; and the Company has not incurred liability under Section 4062 of ERISA.

SECTION 3.16. LITIGATION AND COMPLIANCE WITH THE LAW.

Except as set forth on Schedule 3.16, there are no claims, actions, suits or proceedings, pending or, to the Knowledge of the Company, threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company. No notice of any claim, action, suit or proceeding, whether pending or, to the Knowledge of the Company, threatened, has been received by the Company and, to the Knowledge of the Company, there is no basis therefor.

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Except to the extent set forth on Schedule 3.16, since inception the Company has conducted and does conduct its business in material compliance with all laws, regulations, writs, injunctions, decrees and orders applicable to the Company or its assets.

Neither the Shareholder, the Company nor, to the Knowledge of the Company, its respective employees, agents and representatives have obtained or retained business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of Two Hundred and 00/100 Dollars ($200.00) in the aggregate to any one individual in any year) or offered any inducements to any person who is an official, officer, agent, employee or representative of any governmental body or of any existing or prospective customer (whether government owned or non-government owned). Neither the Shareholder, the Company nor, to the Knowledge of the Company, its respective employees, agents and representatives have: (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; or (b) made any bribe, rebate, pay off, influence payment, kickback or other payment in connection with the business of Company or any Subsidiary in violation of any applicable anti-bribery and anti-corruption laws.

SECTION 3.17. TAXES.

For purposes of this Agreement, the term “Taxes” shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, unemployment, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments. The Company has timely filed, subject to applicable extensions, all requisite federal, state, local and other tax returns for all fiscal periods ended on or before the Closing, and has duly paid in full or made adequate provision in the Financial Statements for the payment of all Taxes for all periods ending at or prior to the Closing Date. Except as set forth on Schedule 3.17, there are no examinations in progress or claims against the Company for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for Taxes, whether pending or, to the Knowledge of the Company, threatened, has been received. The amounts shown as accruals for Taxes on the financial statements of the Company as of the Balance Sheet Date are sufficient for the payment of all Taxes for all fiscal periods ended on or before that date. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal, state and local Tax Returns of the Company for the last three fiscal years are attached hereto as Schedule 3.17.

During all tax periods ended prior to the Closing Date for which the statute of limitations has not expired, the Company has conducted its business in a manner which entitles it to protection under the safe harbor provisions of Section 530(a) of the Revenue Act of 1978, which was extended indefinitely by Section 269(c) of the Tax Equity and Fiscal Responsibility Act of 1982.

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SECTION 3.18. ABSENCE OF CHANGES.

Since the Balance Sheet Date, the Company has conducted its operations in the ordinary course and, except as set forth on Schedule 3.18, there has not been:

(a)	any material adverse change in the business, operations, properties, condition (financial or other), assets, liabilities (contingent or otherwise) or income of the Company;

(b)	any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company;

(c)	any change in the share ownership of the Company or in its securities outstanding or any grant of any options, warrants, calls, conversion rights or commitments or the declaration or payment of any dividend or other distribution;

(d)	any declaration or payment of any dividend or distribution in respect of the Shares or any direct or indirect redemption, purchase or other acquisition of any of the Shares of the Company;

(e)	any increase in the compensation payable or to become payable by the Company to any of its officers, directors, shareholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

(f)	any work interruptions, labor grievances or claims filed, or, to the Knowledge of the Company, any proposed law, regulation or event or condition of any character materially adversely affecting the business or future prospects of the Company;

(g)	any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of the Company to any person, including, without limitation, the Shareholders and their Affiliates;

(h)	any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company;

(i)	any increase in the Company’s indebtedness, other than accounts payable incurred in the ordinary course of business;

(j)	any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

(k)	any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the Company’s business;

(l)	any waiver of any material rights or claims of the Company;

(m)	any material breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party; or

(n)	other than the Transactions hereunder, any transaction by the Company outside the ordinary course of business.

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SECTION 3.19. ACCOUNTS WITH BANKS, BROKERAGES; POWERS OF ATTORNEY

Schedule 3.19 sets forth an accurate schedule as of the (a) Balance Sheet Date and (b) Agreement Date, of (i) the name of each financial institution or brokerage firm in which the Company has accounts or safe deposit boxes; (ii) the names in which the accounts or boxes are held; (iii) the type of account and the cash, cash equivalents and securities held in such account; and (iv) the name of each person authorized to draw thereon or have access thereto. Schedule 3.19 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms thereof.

SECTION 3.20. ABSENCE OF CERTAIN BUSINESS PRACTICES.

Neither the Company nor any of its Affiliates or Subsidiaries has taken any action which would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law.

SECTION 3.21. COMPETING LINES OF BUSINESS; RELATED-PARTY TRANSACTIONS.

Except as set forth on Schedule 3.21, neither the Shareholder nor any other Affiliate or Subsidiary of the Company owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of or otherwise receives remuneration from, any business which is a competitor, lessor, lessee, customer or supplier of the Company. Except as set forth on Schedule 3.21, no Shareholder, member of the board of directors, officer, or director of the Company has, nor during the period since inception through the date hereof, have any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Company’s business.

SECTION 3.22. INTANGIBLE PROPERTY.

Schedule 3.22 sets forth an accurate list of all patents, patent applications, trademarks, service marks, trade names, copyrights, and other intellectual property or proprietary property rights owned or used by the Company. The Company owns or possesses sufficient legal rights to use all of such items without conflict with or, to the Knowledge of the Company, infringement of the rights of others.

SECTION 3.23. DISCLOSURE.

No representation or warranty made by Company and/or Shareholder, when considered together with the Schedules to this Agreement, contains any untrue statement of material fact, or omits to state any material fact required to be disclosed by such representation or warranty, that is necessary, in light of the context in which it is made, to make any statement made in such representation or warranty not misleading.

SECTION 3.24. ABSENCE OF CERTAIN CHANGES OR EVENTS.

From the Balance Sheet Date to the Agreement Date, to the Knowledge of the Company, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. From the Balance Sheet Date to the Agreement Date, to the Knowledge of the Company, the Company has conducted the business of the Company in the ordinary course in all material respects.

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SECTION 3.25. AGREEMENTS AND ACTIONS.

(a)	Except for agreements described herein and in the Charter Documents, there are no agreements, understandings, or proposed transactions between Company and its Shareholder, or any of its members of the board of directors or officers, Affiliates, Subsidiaries or any Affiliates thereof.

(b)	Other than the Charter Documents and agreements entered into in the ordinary course of business consistent with past practice, there are no agreements, understandings, instruments, contracts, judgments, orders, writs, or decrees to which Company is a party or by which it is bound that involve (i) obligations of, or payments by, Company in excess of $25,000.00, (ii) provisions restricting the development, manufacture, or distribution of Company’s products or services, or (iii) indemnification by Company with respect to infringement of proprietary rights.

(c)	Except as reflected in the Financial Statements, since the Balance Sheet Date, Company has not (i) incurred indebtedness for money borrowed in excess of $25,000.00 in the aggregate, or (ii) sold, exchanged, or otherwise disposed of any of its assets or rights, other than the sale of its services and license agreements in the ordinary course of business.

SECTION 3.26. BROKERS OR FINDERS.

Except as set forth in Schedule 3.26 neither the Company nor the Shareholder has agreed to incur, directly or indirectly, any liability for brokerage or finders’ fees, agents’ commissions, or other similar charges in connection with this Agreement or any of the transactions contemplated hereby. Any commissions due as a result of an engagement of a brokerage or other advisory firm by the Company or the Shareholder shall be the responsibility of either the Company (to be paid prior to or simultaneously with the Closing) or the Shareholder.

SECTION 3.27. NO OTHER REPRESENTATIONS AND WARRANTIES; DISCLAIMER OF RELIANCE.

Except for the representations and warranties expressly set forth in this Article III (including the related portions of the Schedules), which are made as of the Agreement Date and again as of the Closing Date, none of the Company or the Shareholder has made or makes, and the Company and the Shareholder hereby expressly disclaim, any other express or implied representation or warranty, either written or oral, with respect to the Company, its operations, its finances, its business and any other related matter.

ARTICLE IV

CONDUCT OF THE BUSINESS PENDING THE CLOSING

(a)	From the Agreement Date until the Closing, except with the prior written consent of the Buyer or as otherwise expressly permitted or required by this Agreement, the Shareholder shall cause the Company to:

(i)	carry on its business in substantially the same manner as it has heretofore and not introduce any new method of management, operation or accounting (except as required by GAAP or any applicable law or Order and except for actions taken to file PPP Applications to facilitate the forgiveness of the PPP Loans);

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(ii)	comply with the terms and conditions of, and not cancel, its present insurance policies;

(iii)	use its commercially reasonable efforts to (A) maintain and preserve its business organization intact, (B) retain the services of its present employees and (C) not hire any additional employees except for hires in the ordinary course of business consistent with past practices;

(iv)	comply with all applicable laws and provide notice to Buyer of any governmental inquiry, notice or investigation; and

(v)	maintain the instruments and agreements governing its outstanding Indebtedness and leases on their present terms and not incur new Indebtedness or enter into new lease instruments or agreements.

(b)	From the Agreement Date until the Closing, except with the prior written consent of the Buyer or as otherwise expressly permitted or required by this Agreement, the Shareholder shall ensure that neither the Shareholder nor the Company will:

(i)	make any change in its Charter Documents;

(ii)	issue any additional Equity Interests or issue or otherwise create any options, warrants or rights to acquire any of its Equity Interests;

(iii)	increase or agree to increase the compensation payable to the Shareholder, member of the board of directors or any officers, directors, managers, consultants or employees except for increases in the ordinary course consistent with past practice.

(iv)	make any investments (other than short-term certificates of deposit of a commercial bank or trust company) in the Equity Interests (or options, warrants or rights to acquire the Equity Interests) or Indebtedness of any Person;

(v)	enter into any contract to incur, or otherwise agree to incur any liability or make any capital payment or expenditure of any kind in excess of $25,000.00, other than in the ordinary course of its business and consistent with its past practice (it being agreed that the foregoing restriction shall not prohibit or limit the ability of any of the Company to enter into contractual obligations or otherwise incur liabilities in respect of any existing projects pursuant to the terms and conditions of this Agreement);

(vi)	prepay any Indebtedness other than in the ordinary course of business consistent with past practices, or (B) create, assume or permit to be created or imposed any liens or encumbrances, upon any of its assets or properties, whether now owned or hereafter acquired other than in the ordinary course of business consistent with past practice;

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(vii)	except as required by any applicable law or Order, (A) adopt, establish, amend or terminate any of its Employee Benefit Plans, or any other compensation plans or employee policies and procedures or (B) take any discretionary action, or omit to take any contractually required action, if that action or omission could either (y) deplete the assets of any of its Employee Benefit Plans, or (z) increase the liabilities or obligations under any such plan;

(viii)	sell, assign, lease or otherwise transfer or dispose of any of its owned or leased property or equipment other than in the ordinary course of its business and consistent with its past practice, or to dispose of excess or obsolete inventory or equipment other than for appropriate value;

(ix)	negotiate for the acquisition of any business or entity or the start-up of any new line of business;

(x)	waive any of its rights or claims, provided that it may negotiate and adjust bills and Accounts Receivables in the course of good faith disputes with customers in a manner consistent with past practice;

(xi)	effect any other transaction that is not in the ordinary course of its business and consistent with its past practice or that is prohibited hereby; or

(xii)	amend or terminate any contract or agreement to which it is a party that is not in the ordinary course of its business.

(c)	From the Agreement Date until the Closing, except with the prior written consent of the Buyer or as otherwise expressly permitted or required by this Agreement, the Shareholder shall not make or revoke any tax election respecting the Company that affects the Company or the Buyer.

ARTICLE V

CLOSING DELIVERIES AND CONDITIONS

SECTION 5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDER.

The obligation of the Company and the Shareholder to consummate the Transactions shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

(a)	Compliance. The Buyer shall have, or shall have caused to be, satisfied or complied with and performed in all material respects, all terms, covenants and conditions of this Agreement to be complied with or performed by the Buyer on or before the Closing Date.

(b)	Representations and Warranties. All of the representations and warranties made by the Buyer in this Agreement and in all certificates and other documents delivered by the Buyer to the Company and the Shareholder pursuant hereto, shall have been true and correct in all material respects as of the Agreement Date, and shall be true and correct in all material respects at the Closing Date, with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except (a) where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, (b) for changes permitted or contemplated by this Agreement, or (c) for changes approved in writing by the Company.

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(c)	Consents, Licenses and Approvals. The Buyer shall have received all required permits, licenses, contracts and third party consents set forth on Schedule 5.1(c) attached hereto in form satisfactory to the Company. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all governmental entities required in connection with the execution, delivery or performance hereof shall have been obtained or made, without any limitation, restriction or condition.

(d)	Transaction Documents. The Transaction Documents shall have been executed and delivered by the Buyer and in a form and substance satisfactory to the Company. The Parties shall have agreed to the Target Working Capital in accordance with the terms hereof.

(e)	Related Transactions. Any amendments, restatement and/or supplement to the Transaction Documents to be executed and delivered in connection with the Transactions shall be in a form satisfactory to the Company and the transactions contemplated by the Buyer shall have been consummated.

(f)	Buyer Closing Certificate. Buyer will have delivered to the Company and Shareholder a certificate of Buyer, dated as of the Closing Date to the effect that each of the conditions specified above in Section 5.1(a) and Section 5.1(b) have been satisfied (the “Buyer Closing Certificate”).

SECTION 5.2. CLOSING DELIVERIES OF THE COMPANY AND THE SHAREHOLDER.

The obligation of Buyer to consummate the Transactions contemplated by this Agreement shall be subject to the delivery, prior to or at Closing, of each of the following by the Company and the Shareholder (the delivery of any or all of which may be waived by the Buyer in its discretion):

(a)	good standing certificates (or similar certificates of status) of the Company and its Subsidiaries and Affiliates, dated not more than thirty (30) days prior to the Closing Date, issued by their respective states of incorporation or organization and from each state where such entities are registered to do business, as well as written consents or corporate or company resolutions authorizing the transactions contemplated by this Agreement and the execution of the Transaction Documents.

(b)	an incumbency certificate, signed by a duly authorized officer of the Company and each Subsidiary, dated as of the Closing Date, certifying: (i) the incumbency of the directors and officers of the Company and each Subsidiary; (ii) the authenticity and continuing validity of the certificate of incorporation, bylaws and other governing documents of the Company and each Subsidiary, and attaching true, correct and complete copies of the same; and (iii) the authenticity and continuing validity of the resolutions of the Company and each Subsidiary authorizing the consummation of the transaction contemplated by this Agreement and attaching true, correct and complete copies of the same;

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(c)	an Assignment of Shares, dated as of the Closing Date, executed by the Shareholder of the Company assigning the Shares in the Company to Buyer, as well as the stock certificates representing the Shares, duly endorsed in blank or accompanied by blank irrevocable stock powers, and with all required stock transfer tax stamps affixed;

(d)	an undertaking from the “Non-Compete Parties” (as hereinafter defined) agreeing to be bound by the restrictions set forth under Article VIII of this Agreement;

(e)	evidence of termination of the contracts and/or leases and evidence of termination or settlement of related party transactions required by Buyer pursuant to Section 1.5 hereof;

(f)	proof satisfactory to Buyer that any and all liens (including but not limited to, filed UCC-1 financing statements) on the assets of the Company and each Subsidiary have been terminated and released, except for any financing statements filed by the SBA with respect to the Assumed SBA Loan, solely to the extent that such Assumed SBA Loan is assumed by Buyer;

(g)	proof satisfactory to Buyer that the assignment to the Company (after giving effect to the change of control of the Company due to the Closing of the transaction contemplated by this Agreement) of a certain Sublease dated November 30, 2015 (the “Sublease”) entered into by and between E-Distributors, Inc. (the “Sublandlord”) and 5th Dimension Logistix Inc., a Nevada corporation, an entity affiliated with the Company (“Subtenant” or “Dimension”), with respect to the premises located at 600 Bayview Avenue, Inwood, NY 11096 (the “Premises”) has been consented to by both the Sublandlord pursuant to the terms of the Sublease and has been consented to by Gordon Armstrong Corp. (the “Overlandlord”) under the Lease of the Premises dated June 30, 2015 to the Sublandlord (the “Main Lease”);

(h)	other than the premises subject to the Sublease and Main Lease, proof satisfactory to Buyer that any other real property leases under which the Company or any Subsidiary is a tenant have been either (A) terminated at no further cost to Buyer; (B) assigned by the Company or the Subsidiary, as applicable, to a third party, such third party being approved by Buyer prior to any such assignment being made; or (C) permitted to continue in full force and effect as requested by Buyer in its sole discretion, in which event Buyer shall become responsible for the payments first arising thereunder after the Closing Date; provided, however, that any such real property leases permitted to continue in full force and effect as requested by the Buyer (not including the Sublease or Main Lease, as such Sublease and Main Lease shall continue in accordance with the terms set forth therein) shall be upon terms that are no less favorable to the Company than at fair market value, which terms shall be agreed to by the parties prior to Closing;

(i)	the written consent of all required parties that the Assumed SBA Loan may be assumed, as may be required due to the change of control of the Company by operation of law after giving effect to the transactions contemplated hereby, so that the debt evidenced by the Assumed SBA Loan shall not be accelerated and so that the Company shall not be deemed in default of the terms of the documentation evidencing such debt;

(j)	the “Shareholders Closing Certificate” (as hereinafter defined); and

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(k)	such other instruments and documents as Buyer may reasonably request in connection with the Closing of the transactions contemplated hereby, all such instruments and documents to be reasonably satisfactory in form and substance to Buyer and its counsel.

SECTION 5.3. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER.

The obligations of the Buyer to consummate the Transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

(a)	Compliance. The Company and the Shareholder shall have caused to be, satisfied or complied with and performed in all material respects, all terms, covenants and conditions of this Agreement to be complied with or performed by the Company and the Shareholder on or before the Closing Date.

(b)	Representations and Warranties.All of the representations and warranties made by the Company or the Shareholder in this Agreement and in all certificates and other documents delivered by the Company or the Shareholder to Buyer pursuant hereto, shall have been true and correct in all material respects as of the Agreement Date, and shall be true and correct in all material respects at the Closing Date, with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except (a) where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, (b) for changes permitted or contemplated by this Agreement, or (c) changes approved in writing by the Buyer.

(c)	Consents, Licenses and Approvals. The Company shall have received all required permits, licenses, contracts and third party consents set forth on Schedule 5.3(c) attached hereto in form satisfactory to the Buyer, including, but not limited to the consent to the assignment of any bonds and the assignment of any certifications of the Company to operate under the requirements and regulations of the Transportation Security Administration security programs, including, but not limited to for Certified Cargo Screening Facilities, if applicable. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all governmental entities required in connection with the execution, delivery or performance hereof shall have been obtained or made, without any limitation, restriction or condition.

(d)	Transaction Documents. The Transaction Documents shall have been executed and delivered by all of the Parties thereto and in a form and substance satisfactory to the Buyer.

(f)	Additional Conditions to Buyers Performance. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following additional conditions: (any or all of which may be waived by Buyer in its discretion):

(i)	the due diligence contingency as set forth in Section 1.5 hereof shall have been satisfied or waived; and

(ii)	between the date hereof and the Closing Date, there shall have been no action or omission causing or that would reasonably be expected to have a Material Adverse Effect on the Business of the Company, whether caused by an action or omission of (i) the Shareholder (ii) any member of the board of directors or officer of the Company, or (iii) otherwise.

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(g)	Shareholder Closing Certificate. The Shareholder will have delivered to the Buyer a certificate of Shareholder, dated as of the Closing Date to the effect that each of the conditions specified above in Sections 5.3(a), 5.3(b) and 5.3(f)(ii) have been satisfied (the “Shareholder Closing Certificate”).

SECTION 5.4. CLOSING DELIVERIES OF THE BUYER.

The obligation of the Company and the Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the delivery, prior to or at Closing, of each of the following by the Buyer (the delivery of any or all of which may be waived by the Company and the Shareholder in its or their discretion):

(a)	the cash portion of the Purchase Price;

(b)	evidence of the assumption of Assumed SBA Loan pursuant to Section 1.3(a)(iv);

(c)	the Note, if applicable; and

(d)	the Buyer Closing Certificate.

ARTICLE VI

COVENANTS OF THE PARTIES

SECTION 6.1. AFFIRMATIVE COVENANTS.

From the Agreement Date through the Closing Date, the Company and the Shareholder in operating the Company, will take every action reasonably required of it to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated hereby, and will exert all reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of the Buyer in this Agreement are and remain true and accurate and that the covenants and agreements of the Buyer in this Agreement are honored and that the conditions to the obligations of the Company set forth in this Agreement are not incapable of satisfaction and subject, at all times, to the right and ability of the directors of the Company to satisfy their fiduciary obligations.

From the Agreement Date through the Closing Date, the Buyer will take every action reasonably required of it to satisfy the conditions to closing set forth in this Agreement, and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated hereby, and will exert all reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of the Company and the Shareholders in this Agreement are and remain true and accurate and that the covenants and agreements of the Company and the Shareholder in this Agreement are honored and that the conditions to the obligations of the Buyer set forth in this Agreement are not incapable of satisfaction and subject, at all times, to the right and ability of the directors of the Buyer to satisfy their fiduciary obligations.

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SECTION 6.2. FULL ACCESS; DELIVERABLES.

Except as set forth in Section 1.5 or 1.6 hereof, from the Agreement Date and until Closing, each Party has and will afford to the other and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the other Party in order that the other may have full opportunity to make such investigations as it will desire to make of the affairs of the disclosing Party. Each Party will furnish such additional financial and operating data and other information as the other will, from time to time, reasonably request, including without limitation access to the working papers of its independent certified public accountants. Shareholder and the Company hereby agrees to cooperate and cause its certified public account to cooperate with Buyer in connection with the preparation of audited financials in accordance with GAAP for the year ended 2020 and 2021, in the event Buyer elects to or is required to have the financials of the Company audited after the Closing. The provisions of this paragraph of Section 6.3 shall survive Closing.

No later than ten (10) days prior to the Due Diligence Expiration Date, the Company and the Shareholder shall have delivered to Buyer (A) Federal and State judgment and tax lien searches and (ii) certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports from all appropriate jurisdictions listing all effective financing statements or lien documentation which name the Company or any Subsidiary (under their present or any previous name or any trade names) as debtor, together with copies of such financing statements. Such searches shall indicate the existence of no liens or encumbrances on the Shares or any assets of the Company or any Subsidiary. Additionally, the Company and the Shareholder shall provide proof satisfactory to Buyer that all taxes in all applicable jurisdictions, have been properly filed and paid.

SECTION 6.3. CONFIDENTIALITY.

Each Party hereto agrees that it will not use, or permit the use of, any of the information relating to any other Party hereto furnished to it in connection with the Transactions contemplated herein (“Information”) in a manner or for a purpose detrimental to such other Party or otherwise than in connection with the Transactions, and that they will not disclose, divulge, provide or make accessible (collectively, “Disclose” or “Disclosure”), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such Party’s counsel, by other requirements of Law, including, but not limited to public announcements required in accordance with Section 6.6 hereof; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing Party will first obtain the recipients’ undertaking to comply with the provisions of this Section 6.3 with respect to such Information, other than public announcements required in accordance with Section 6.6 hereof, which shall not require the prior written consent of the non-disclosing Party. The term “Information” as used herein will not include any information relating to a Party that the Party disclosing such information can show: (i) to have been in its possession prior to its receipt from another Party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing Party; (iii) to have been available to the public at the time of its receipt by the disclosing Party; (iv) to have been received separately by the disclosing Party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing Party without regard to any information received in connection with the Transaction contemplated herein. Each Party hereto also agrees to promptly return to the Party from whom it originally received such Information all original and duplicate copies of written materials containing Information should the Transactions contemplated herein not occur. All Parties hereto will be deemed to have satisfied each’ obligations to hold the Information confidential if each exercises the same care as each takes with respect to each Party’s similar information.

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SECTION 6.4. FILINGS; CONSENTS; REMOVAL OF OBJECTIONS.

Subject to the terms and conditions herein provided, the Parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable, the Transactions contemplated hereby, including without limitation obtaining all consents of any person or entity, whether private or governmental, required in connection with the consummation of the Transaction contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the Parties to consummate the Transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the Transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the Transactions contemplated hereby.

SECTION 6.5. FURTHER ASSURANCES; COOPERATION; NOTIFICATION.

(a)	Each Party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other Party may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of the Buyer and without further consideration, the Company and the Shareholder will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the Buyer may reasonably deem necessary or desirable in order to more effectively consummate the Transactions contemplated hereby, including, but not limited to closing, transferring or changing the signatory to bank accounts and other financial accounts.

(b)	At all times from the date hereof until the Closing, each Party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such Party to satisfy the conditions specified in this Article VI.

(c)	Beginning from the Agreement Date through the Closing Date, the Shareholder may supplement or amend the Disclosure Schedules with respect to any matter arising during that period or of which the Shareholder becomes aware of after the Agreement Date, which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules (each a “Schedule Supplement”). Upon Buyer’s request, the Shareholder shall promptly make available to Buyer any documentation or information relating to each such Schedule Supplement. Upon receipt of such request from Buyer, the Shareholder may request, subject to Buyer’s approval which shall not to be unreasonably delayed, withheld or conditioned, an extension of five (5) days to prepare and provide such additional documentation or information relating to each such Schedule Supplement. Upon receipt of such Schedule Supplements, Buyer shall have ten (10) Business Days to review and comment upon the same, and provided the Schedule Supplements are not determined by Buyer in its reasonable discretion and pursuant to the terms of this Agreement to have a Material Adverse Effect on the transaction, and such Schedule Supplements are approved by Buyer, in its sole and absolute discretion, the Buyer, the Shareholder and the Company shall enter into an amendment to this Agreement to reflect such amended Disclosure Schedules. Nothing contained in this Section 6.5(c) shall limit the Buyer’s rights under Article V if Shareholder’s supplement or amendment to the Disclosure Schedules sets forth any action or omission causing or that would reasonably be expected to have a Material Adverse Effect on the Business of the Company, whether caused by an action or omission of (i) the Shareholder (ii) any member of the board of directors or officer of the Company, or (iii) otherwise.

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SECTION 6.6. PUBLIC ANNOUNCEMENTS.

No Party hereto will make any public announcement with respect to the Transactions contemplated herein without the prior written consent of the other Party; provided, however, that Buyer and TLSS shall be permitted to file information regarding the Transaction contemplated hereby that Buyer or TLSS is required to file in connection with its status as a reporting company under the Securities Exchange Act of 1934, without the prior written consent of the Company and the Shareholder.

ARTICLE VII

REMEDIES FOR BREACHES OF THIS AGREEMENT

SECTION 7.1. Survival of Representations and Warranties.

Except as otherwise provided herein, the representations and warranties contained in Articles II and III hereof and in any certificate delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years after the Closing Date. All covenants and other agreements in this Agreement shall survive the Closing in accordance with their terms.

SECTION 7.2. Indemnification by SHAREHOLDER.

The Shareholder covenants and agrees that the Shareholder shall indemnify, defend, protect and hold harmless the Buyer and its officers, directors, employees, shareholders, agents, representatives and affiliates, at all times from and after the date of this Agreement from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation) (the “Losses”) incurred by any of such indemnified persons as a result of or arising from (i) any breach of the representations and warranties of the Shareholder set forth herein or in the Schedules or certificates delivered in connection herewith, and (ii) any breach or nonfulfillment of any covenant or agreement on the part of the Shareholder or the Company under this Agreement.

SECTION 7.3. Indemnification by BUYER.

The Buyer covenants and agrees that they shall indemnify, defend, protect and hold harmless the Shareholder and such Shareholder’s representatives and affiliates, at all times from and after the date of this Agreement from and against all Losses incurred by any of such indemnified persons as a result of or arising from (i) any breach of the representations and warranties of the Buyer as set forth herein or in the Schedules or certificates delivered in connection herewith, and (ii) any breach or nonfulfillment of any covenant or agreement on the part of the Buyer under this Agreement.

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SECTION 7.4. Third-Party Claims.

(a)	Promptly after receipt by a Person entitled to indemnity under Section 7.2 or 7.3 (an “Indemnified Person”) of notice of the assertion of a claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such section (an “Indemnifying Person”) of the assertion of such claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person except to the extent that the Indemnifying Person demonstrates that the defense of such claim is materially prejudiced by the Indemnified Person’s failure to give such notice.

(b)	If an Indemnified Person gives notice to the Indemnifying Person pursuant to this Section 7.4 of the assertion of a claim, the Indemnifying Person shall be entitled to participate in the defense of such claim to the extent that it is brought by a third-party (the “Third-Party Claim”) and, to the extent that it wishes (unless, at any time during the processing, handling, or prosecution of such Third-Party Claim, any of the following events occurs, arises, or becomes known to the Indemnified Person, at which time the Indemnified Person may assume and control the defense of such Third-Party Claim, notwithstanding the Indemnifying Person’s prior assumption of such defense: (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate, (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim, (iii) involves a claim to which the Indemnified Person reasonably believes could be detrimental to or injure the Indemnified Person’s reputation, customer or supplier relations or future business prospects, (iv) seeks non-monetary relief (except where non-monetary relief is merely incidental to a primary claim or claims for monetary damages), or (v) involves criminal allegations), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article VII for any fees of other counsel or any other legal expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation.

(c)	If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person’s consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its written consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten days after the Indemnified Person’s notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person, provided that it is conclusively determined by a court of competent jurisdiction that the claims made were within the scope of and subject to indemnification.

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(d)	With respect to any Third-Party Claim subject to indemnification under this Article VII: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related actions at all stages thereof where such Person is not represented by its own counsel in such action, proceeding or dispute, and (ii) the Parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

(e)	With respect to any Third-Party Claim subject to indemnification under this Article VII, the Parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Information and the attorney-client and work-product privileges. In connection therewith, each Party agrees that: (i) it will use a commercially reasonable effort, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid the production of Information (consistent with applicable law and rules of procedure), and (ii) all communications between any Party and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

SECTION 7.5. Indemnification Payments.

(a)	All amounts payable by one Party to another pursuant to the terms of this Article VII shall be paid within ten (10) days following final determination that such amounts are due and payable.

(b)	The amount of any and all Losses for which indemnification is required shall be determined (1) net of any amounts recovered or recoverable under any insurance policies, (2) net of any amounts recovered or recoverable from any third party, and (3) net of any tax benefit with respect to such Losses.

(c)	From and after Closing, except for fraud, Buyer’s sole and exclusive remedy with respect to any and all claims under this Agreement shall be the indemnification provisions set forth in this Article VII and Buyer hereby waives any and all rights, claims and causes of action it may have against Shareholder arising under any Law.

SECTION 7.6. Certain Indemnifications Limits.

(a)	Buyer shall not have any right to indemnification under Section 7.2, and Shareholder shall not have any right to indemnification under Section 7.3 until the aggregate amount of all such Losses under Section 7.2 or Section 7.3, as applicable, exceeds $50,000 in which case the Shareholder or Buyer, as the case may be, shall be liable for all such Losses in excess of the $50,000.

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(b)	Notwithstanding anything in this Agreement to the contrary, the limits on indemnification set forth in Section 7.6(a) shall not apply in the case of: (i) fraud (including any determination of fraudulent conveyance by the Shareholder); or (ii) intentional misrepresentation.

SECTION 7.7. REMEDIES IN THE EVENT OF DEFAULT.

(a)	Default by Buyer. In the event of a default by Buyer under this Agreement prior to the consummation of the Closing, which default is not cured by Buyer within ten (10) days after written notice thereof to Buyer, the Company and the Shareholder, at their option, may: (i) terminate this Agreement and receive the Deposit as liquidated damages; or (ii) seek specific performance of Buyer’s obligations hereunder, but not both.

(b)	Default by the Company and/or the Shareholder. In the event of a default by the Company and/or the Shareholder under this Agreement prior to the consummation of the Closing, which default is not cured by the Company and the Shareholder within ten (10) days after written notice thereof to the Company and the Shareholder, Buyer at its option, may: (i) terminate this Agreement and may elect to seek damages in an amount not to exceed $20,000; or (ii) seek specific performance of the Company’s and the Shareholder’s obligations hereunder. Notwithstanding the foregoing, in the event the remedy of specific performance of the Company’s and the Shareholder’s obligations hereunder due to a willful default hereunder, such as the Company and the Shareholder selling the Shares or the assets of the Company outside of the ordinary course of business to a third party, then Buyer’s right to seek damages shall not be limited to $20,000.

(c)	In the event either Party elects to bring a suit for specific performance, the Party seeking specific performance shall be required to file such suit within thirty (30) days of such Party’s written notification to the other Party of an alleged default.

ARTICLE VIII

LIMITATIONS ON COMPETITION

SECTION 8.1. PROHIBITED ACTIVITY.

The Shareholder hereby agrees to cause Dimension, Thomas G. Bartley and Chris Bartley (each a “Non-Compete Party” and collectively, the “Non-Compete Parties”), to agree to the following:

(a)	NON-COMPETITION. The Non-Compete Parties shall covenant and agree that for a period of three (3) years following the Closing Date and within a fifteen (15) mile radius of the Premises as of the Agreement Date (to include the following prefix zip codes: 100 through 102 and 110 through 119), that the Non-Compete Parties shall not engage, directly or indirectly, whether as an individual, sole proprietor, or as a shareholder, member, partner, agent, officer, director, manager, employer, employee, consultant or independent contractor of any firm, corporation or other entity or group or otherwise in any “Competing Business” (as hereinafter defined). For purposes of this Agreement, the term “Competing Business” shall mean any individual, sole proprietorship, partnership, firm, corporation or other entity or group which provides services for various clients in the trucking and warehousing industry and all related services thereto.

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Notwithstanding the foregoing, the existing customers of the Non-Compete Parties set forth on Schedule 8.1(a) attached hereto, shall be excluded from the restrictions set forth in this Section 8.1(a), provided the business of such existing customers of the Non-Compete Parties do not conflict with or interfere with the specific accounts/customers of the Company. In the event of a mutual customer conflict, then the location of the pick-up of the shipment shall be determinative of which Party shall be entitled to service such customer without being deemed in violation of restrictions set forth in this Section 8.1(a), even if the delivery of such shipment shall be within the fifteen (15) mile radius of the Premises. For example, if a shipment is to be picked-up at JFK Airport and delivered to Newark, Jersey, then the Company shall be the owner of the customer account for such shipment and shall be entitled to the revenue earned on such shipment. Further, if a shipment is to be picked-up in Newark, New Jersey and is to be delivered to New York City, then the Non-Compete Parties shall be deemed the owner of the account for such shipment and shall be entitled to the revenue earned on such shipment.

(b)	NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS. The Non-Compete Parties shall covenant and agree that for a period of three (3) years following the Closing Date, the Non-Compete Parties shall not, whether as an individual or sole proprietor, or as a shareholder, member, partner, agent, officer, director, manager, employer, employee, consultant or independent contractor of any firm, corporation or other entity or group or otherwise, directly or indirectly, solicit the trade or business of, or trade, or conduct business with, any existing customer, prospective customer, existing supplier, or prospective supplier of the Company for any purpose other than for the benefit of the Company.

(c)	NON-SOLICITATION OF EMPLOYEES. The Non-Compete Parties shall covenant and agree that for a period of three (3) years following the Closing Date, the Non-Compete Parties shall not, directly or indirectly, as an individual or sole proprietor, or as a shareholder, member, partner, agent, employee, employer, consultant, independent contractor, officer, director or manager of any person, firm, corporation or other entity or group or otherwise, without the prior express written consent of the Company approach, counsel or attempt to induce any person who is then in the employ of, or then serving as independent contractor with, the Company to leave the employ of, or terminate such independent contractor relationship with, the Company or employ or attempt to employ any such person or persons who at any time during the six (6) months preceding the Closing Date was in the employ of, the Company.

(d)	NO SHOP. Between the Agreement Date and the Closing Date, the Shareholder shall not solicit or encourage, and the Shareholder shall ensure that the Company does not solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of the Company or engage in any activities, discussions or negotiations concerning, or provide any Information respecting, the Company, Buyer or any of Buyer Affiliates to, or have any discussions with, any person relating to such an offer or proposal or otherwise facilitate any effort or attempt to make or implement such an offer or proposal. The Shareholder shall, and shall cause the Company to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any of the foregoing, and each will take the steps necessary to inform the persons referred to in the first sentence of this Section 8.1(d) of the obligations undertaken in this Section 8.1(d).

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SECTION 8.2. DAMAGES.

Because of the difficulty of measuring economic losses to Buyer as a result of any breach by a Non-Compete Parties of the covenants in Article VIII, and because of the immediate and irreparable damage that could be caused to Buyer for which it would have no other adequate remedy, the Non-Compete Parties shall agree that Buyer may enforce the provisions of Article VIII by injunctions and restraining orders against such Non-Compete Parties without the posting of a bond or other security, if such Non-Compete Party or Non-Compete Parties breach any of such provisions. It is specifically agreed by the Parties and shall be agreed to by the Non-Compete Parties that the period specified in Section 8.1 shall be computed by excluding from such computation, any time during which any Non-Compete Party is in violation of any provision of Article VIII.

SECTION 8.3. REASONABLE RESTRAINT.

The Parties expressly, irrevocably and unconditionally acknowledge and agree and the Non-Compete Parties shall acknowledge and agree that they have given consideration to the provisions delineated in this Section 8 and agree that the restrictions set forth herein in this Section 8 are fair and reasonable and are reasonably required for the protection of the Buyer’s rights pursuant to the terms and conditions hereunder. The Non-Compete Parties shall acknowledge that the Non-Compete Parties are being reasonably compensated for the imposition of such restrictions due to the affiliation of the Non-Compete Parties to the Shareholder.

SECTION 8.4. INDEPENDENT COVENANT.

The post-closing covenants contained in this Article VIII shall immediately cease upon the Buyer’s failure to timely satisfy any consideration payment due to the Shareholder.

SECTION 8.5. MATERIALITY.

The Parties hereby agree that this Article VIII is a material and substantial part of the Transaction contemplated hereby.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1. MUTUAL TERMINATION.

This Agreement and the related Transaction Documents may be terminated at any time on or before the Closing Date by mutual written agreement signed by the Buyer, the Company and the Shareholder. In such event (i) the Parties will, upon request, redeliver all documents, work papers and other material of the other Parties relating to the Transactions contemplated hereby, whether obtained before or after the execution hereof, to the Party furnishing the same; (ii) no Party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement; (iii) all filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made; and (iv) the Deposit shall be released from escrow and returned to the Buyer.

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SECTION 9.2. EXPENSES.

Each of the Parties shall pay its own expenses incurred in connection with the consummation of this Agreement and the related Transactions.

SECTION 9.3. SUBMISSION TO JURISDICTION AND ARBITRATION.

(a)	Each Party agrees that any dispute or controversy arising under or in connection with this Agreement or the related Transactions shall be settled exclusively by binding arbitration in State of New York in the city of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing.

(b)	Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The arbitrator shall not have the power to award any punitive or consequential damages.

(c)	Each Party agrees that any fess or expenses associated with such binding arbitration shall be borne equally among the Parties.

(d)	Notwithstanding the foregoing, the Buyer shall have the sole and exclusive right and option to waive this arbitration requirement to enforce its injunctive rights as set forth in this Agreement.

SECTION 9.4. STRADDLE PERIOD.

In the case of any tax period that includes the Closing Date (a “Straddle Period”), the amount of any Taxes of the Company for the period prior to the Closing Date shall be determined based on an interim closing of the books as of the close of business on the date prior to the Closing Date. Buyer shall timely prepare, or cause the Company to timely prepare, and file, or cause the Company to file, all Tax Returns which include or pertain to a Straddle Period. Shareholder shall cooperate in providing information and answering questions reasonably requested by the buyer in connection with the preparation of such tax returns and shareholder shall be permitted to review and comment on all such Tax Returns prior to filing. The shareholder shall be responsible for any tax liability for the period prior to and including the closing date and the buyer shall be responsible for the tax liability accruing after the closing date. FURTHERMORE, AS AN AUDIT WILL BE REQUIRED TO BE CONDUCTED POST-CLOSING FOR THE PERIOD PRIOR TO THE CLOSING, THE SHAREHOLDER AND THE COMPANY HEREBY AGREE TO COOPERATE WITH THE BUYER IN CONNECTION with MAKING THE COMPANY’S BOOKS AND RECORDS AVAILABLE TO THE BUYER FOR SUCH POST-CLOSING AUDIT. THE PROVISIONS OF THIS SECTION 9.4 SHALL SURVIVE CLOSING.

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SECTION 9.5. SUCCESSORS AND ASSIGNS.

Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Parties hereto, provided, however, that the rights of Buyer to purchase the Shares shall not be assignable without the consent of the Shareholder. This Agreement shall not be construed so as to confer any right or benefit on any party not a party hereto, other than their respective successors, assigns, heirs, executors, and administrators.

SECTION 9.6. ENTIRE AGREEMENT AND AMENDMENT.

This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof and supersede all prior agreements and understandings relating thereto, and the schedules attached hereto or accompanying this Agreement are hereby incorporated into this Agreement by reference. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the Party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

SECTION 9.7. NOTICES.

All notices under this Agreement shall be sufficiently given for all purposes if made in writing and delivered personally, sent by documented overnight delivery service, or, to the extent receipt is confirmed, by facsimile or other electronic transmission, to the following addresses and numbers.

Notices to Company and the Shareholder shall be addressed to:

Ms. Joan Ton, CEO

JFK Cartage, Inc.

600 Bayview Avenue

Inwood, NY 11096

Email:

with a copy to:

Gary L. Falkin, Esq.

Donnelly Minter & Kelly LLC

163 Madison Avenue, Suite 320

Morristown, NJ 07960

Telephone: 973-200-6418

Email:

or at such other address and to the attention of such other person as Company may designate by written notice to Buyer.

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Notices to Buyer shall be addressed to:

Mr. Sebastian Giordano

Cougar Express, Inc.

5500 Military Trail, Suite 22-357

Jupiter, FL 33458

Email:

with a copy to:

Robert A. Feingold, Esq.

R|A Feingold Law & Consulting, P.A.

401 E. Las Olas Blvd., Suite 1400

Ft. Lauderdale, FL 33301

Telephone: 954-967-2575

Email:

Notices to Closing Agent and Escrow Agent shall be addressed to:

Robert A. Feingold, Esq.

R|A Feingold Law & Consulting, P.A.

401 E. Las Olas Blvd., Suite 1400

Ft. Lauderdale, FL 33301

Telephone: 954-967-2575

Email:

or at such other address and to the attention of such other person as Buyer may designate by written notice to Company.

SECTION 9.8. DELAYS OR OMISSIONS.

No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default of the other Party under this Agreement or other agreement under the Transaction shall impair any such right, power, or remedy of such first Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement.

SECTION 9.9. GOVERNING LAW.

This Agreement and relation Transaction Documents shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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SECTION 9.10. COUNTERPARTS; ELECTRONIC TRANSMISSION.

This Agreement may be executed in any number of counterparts, each of which may be executed by only one party, which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Signatures of the Parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

SECTION 9.11. SEVERABILITY AND ENFORCEMENT.

In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without such provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any Party. The Parties hereto agree that irreparable damage for which money damages would not be an adequate remedy would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedies a Party may have at law or equity, the Parties shall be entitled to seek an injunction or injunctions to prevent such breach of this Agreement and to enforce specifically the terms hereof.

SECTION 9.12. CONSTRUCTION AND INTERPRETATION.

This Agreement is an expression of the mutual intent of the Parties hereto and, as such, shall be construed without regard to any presumption or rule requiring construction against the Party causing this Agreement to be drafted. The sections and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

SECTION 9.13. TIME OF THE ESSENCE.

Time is of the essence of each and every one of the provisions of this Agreement.

ARTICLE X

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” is defined in the Preamble.

“Agreement Date” is defined in the Preamble.

“Balance Sheet Date” is defined in Section 3.5(b).

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York, New York.

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“Buyer” is defined in the Preamble.

“Buyer Closing Certificate” is defined in Section 5.1(f).

“Buyer Material Adverse Effect” is defined in Section 2.2.

“Charter Documents” means, with respect to any Entity at any time, in each case, as amended, modified and supplemented at that time, the articles, memorandum or certificate of formation, incorporation, organization or association (or the equivalent organizational documents) of that entity, (b) the bylaws, articles of association or limited liability company operating agreement or regulations (or the equivalent governing documents) of that Entity and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that entity’s Equity Interests or of any rights in respect of that entity’s Equity Interests.

“Closing” is defined in Section 1.2.

“Closing Date” is defined in Section 1.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” is defined in the Preamble.

“Company Material Adverse Effect” is defined in Section 3.2.

“Competing Business” is defined in Section 8.1(a).

“Disclose” is defined in Section 6.3.

“Disclosure” is defined in Section 6.3.

“Disclosure Schedule” means any supplement to the representations and warranties or other provisions of this Agreement.

“Equity Interests” means, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share of an equity ownership interest in that corporation; and (b) any other entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that entity.

“Employee Pension Benefit Plan” is defined in Section 3.15.

“Environmental Claim” means any administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or written or oral notices of noncompliance or violation by or from any Person alleging liability of whatever kind or nature arising out of, based on or resulting from (x) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (y) the failure to comply with any Environmental Law or any Permit issued pursuant to Environmental Law.

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“Environmental Laws” is defined in Section 3.11.

“ERISA” is defined in Section 3.15.

“Excess Benefit Plan” is defined in Section 3.15.

“Financial Statements” is defined in Section 3.5(b).

“Force Majeure Event” means an act or event that is beyond the reasonable control, and not the result of the fault or negligence, of the affected Party and such Party had been unable to overcome such act or event with the exercise of due diligence. Subject to the foregoing conditions, “Force Majeure Event” shall include, but shall not be limited to, the following acts or events: (i) natural phenomena , such as storms, hurricanes, floods, lightning and earthquakes; (ii) explosions or fires arising from lightning or other causes unrelated to the acts or omissions of the Party seeking to be excused from performance; (iii) acts of war or public disorders, civil disturbances, riots, insurrection, sabotage, epidemics, pandemics, terrorist acts, or rebellion; (iv) strikes or labor disputes; and (v) the impossibility for one of the Parties, despite reasonable efforts, to obtain any approval necessary to enable the affected Party to fulfill its obligations, provided that the impossibility is not attributable to the Party and that such Party has exercised reasonable efforts to obtain such approval.

“GAAP” means in accordance with U.S. generally accepted accounting principles.

“Hazardous Materials” is defined in Section 3.11.

“Hazardous Substances” is defined in Section 3.11.

“Hazardous Waste” is defined in Section 3.11.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property and equipment, (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements, (v) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person (other than any guarantee by the Buyer or any wholly-owned Buyer Subsidiary with respect to Indebtedness of the Buyer or any wholly-owned Buyer Subsidiary, or any guarantee by the Company or any wholly-owned Company Subsidiary with respect to Indebtedness of the Company or any wholly-owned Company Subsidiary), (vi) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others, (vii) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination) or (viii) letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person.

“Indemnified Person” is defined in Section 7.4(a).

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“Indemnifying Person” is defined in Section 7.4(a).

“Information” is defined in Section 6.3.

“Interim Financial Statements” is defined in Section 3.5(b).

“Knowledge of the Company” and terms of similar import mean, the actual knowledge of the Shareholder, after making reasonable inquiry and all facts of which such Persons in the reasonably prudent exercise of their duties should be aware.

“Losses” is defined in Section 7.2.

“Material Adverse Effect” means any effect, change, development, fact, or condition (each, an “Effect”) that has had or would reasonably be expected to have, individually or in the aggregate with all other Effects, a material and adverse effect on the business, operations, assets, properties, prospects, or results of operations of any Person or the ability of any Party to timely consummate the Transactions. Notwithstanding the foregoing, none of the following shall constitute a Material Adverse Effect: (i) any change in the general business and economic conditions or in the conditions of the industry in which Company operates, in each case, only to the extent that the impact on the Company is similar in nature and scope to the impact on industry or general economic conditions (as the case may be); and (ii) any change resulting from compliance by the Shareholders with the terms of this Agreement

“Non-Compete Party” or “Non-Compete Parties” is defined in Section 8.1.

“Order” is any written declaration by an authorized governmental entity requiring specific actions on behalf of a person.

“Parties” is defined in the Preamble.

“Party” is defined in the Preamble.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, governmental entity or other entity.

“Purchase Price” is defined in Section 1.3(a).

“Qualified Plans” is defined in Section 3.15.

“Release” is defined in Section 3.11.

“Securities” is defined in Section 6.8.

“Securities Act” means the Securities Act of 1933, as amended to the date as of which any reference thereto is relevant under this Agreement, including any substitute or replacement statute adopted in place or lieu thereof.

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“Shareholder” is defined in the Preamble.

“Shareholders” is defined in the Preamble.

“Shareholders Closing Certificate” is defined in Section 5.3(h).

“Shares” is defined in the Recitals.

“Straddle Period” is defined in Section 9.4.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing Person or body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Tax Return” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, any amended Tax return and any other document filed or required to be filed relating to Taxes.

“Taxes” is defined in Section 3.17.

“TLSS” is defined in the Preamble.

“Transaction” means the Purchase and Sale of the Shares and the related transactions contemplated by this Agreement.

“Transaction Documents” is defined in Section 2.2.

“Year-end Financial Statements” is defined in Section 3.5.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:

JFK Cartage, Inc., a New York corporation

By:	/s/ Joan Ton
Name:	Joan Ton
Title:	President

SHAREHOLDER:

/s/ Joan Ton
Joan Ton

BUYER:

COUGAR EXPRESS, INC., a New York
corporation

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	CEO

JOINDER

The undersigned joins in this Agreement as Escrow Agent for the purpose of agreeing to its obligations hereunder as Escrow Agent.

R|A Feingold Law & Consulting, P.A.

By:	/s/ Robert A. Feingold
Name:	Robert A. Feingold
Title:	President
Date:	5/24/2022

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SCHEDULES

SCHEDULES

Schedule 1.3(a)	EBITDA Calculation
Schedule 2.2	Buyer’s Authorization
Schedule 2.5	Buyer’s Solvency
Schedule 3.1	Due Organization, Charter Documents and Company Agreement
Schedule 3.3	Capitalization
Schedule 3.4	Subsidiaries
Schedule 3.5	Financial Statements
Schedule 3.6	Liabilities and Obligations
Schedule 3.7	Accounts and Notes Receivable
Schedule 3.8	Assets
Schedule 3.9	Material Customers and Contracts
Schedule 3.10	Permits
Schedule 3.11	Environmental and Safety Laws
Schedule 3.12	Labor and Employee Relations and Independent Contractors
Schedule 3.13	Insurance
Schedule 3.14	Compensation; Employment Agreements & Independent Contractor Agreements
Schedule 3.15	Employee Benefit Plans
Schedule 3.16	Litigation and Compliance with the Law
Schedule 3.17	Taxes
Schedule 3.18	Absence of Changes
Schedule 3.19	Accounts with Banks, Brokerages; Powers of Attorney
Schedule 3.21	Competing Lines of Business; Related-Party Transactions
Schedule 3.22	Intangible Property
Schedule 3.26	Brokers or Finders
Schedule 5.1(c)	Buyer Consents, Licenses and Approvals
Schedule 5.3(c)	Company Consents, Licenses and Approvals

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